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                                                                    EXHIBIT 10.1


                               EGGHEAD.COM, INC.

                  AMENDED AND RESTATED 1993 STOCK INCENTIVE
                               COMPENSATION PLAN

Section 1.  Purpose

     The purpose of the Amended and Restated 1993 Stock Incentive Compensation Plan (this "Plan") is to provide a means whereby selected employees, directors, officers, agents, consultants, advisors and independent contractors of Egghead.com, Inc. (the "Company"), or of any parent or subsidiary (as defined in subsection 5.5 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company and/or stock awards (as defined in Section 7), in order to attract and retain the services or advice of such employees, directors, officers, agents, consultants, advisors and independent contractors and to provide added incentive to such persons by encouraging stock ownership in the Company.

Section 2.  Administration

     This Plan shall be administered by the Board of Directors of the Company (the "Board") or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator." So long as the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall consider, in selecting the Plan Administrator and the membership of any committee acting as the Plan Administrator of this Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act, the provisions regarding (a) "outside directors," as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) "nonemployee directors," as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering this Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

     2.1   Responsibilities

     Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters

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relating to the incentive stock options, nonqualified stock options and stock awards to be granted under this Plan, including selection of the individuals to be granted options or stock awards, the type of options, the number of shares of Common Stock subject to each option or stock award, all terms, conditions, restrictions and limitations, if any, of options or stock awards and the terms of any instrument that evidences an option or stock award. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option or stock award issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Code, the regulations thereunder and any amendments thereto.

     2.2   Section 16

     Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are officers and directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

Section 3.  Stock Subject to This Plan

     The stock subject to this Plan shall be the Company's Common Stock (the "Common Stock"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 9, the aggregate amount of Common Stock available for issuance under this Plan shall not exceed
(a) 2,000,000 shares as such Common Stock was constituted on or about June 16, 1993, plus (b) to the extent that additional options are not granted under the Company's 1986 Combined Incentive and Non-Qualified Stock Option Plan, as amended (the "1986 Plan"), an additional number of shares of Common Stock equal to the number of shares which are currently reserved for issuance under the 1986 Plan and which (i) are available for options not yet granted under the 1986 Plan as of June 16, 1993, or (ii) would become available for issuance thereafter under the 1986 Plan as a result of the cancellation, expiration or other termination of outstanding options. Any shares of Common Stock that have been made subject to an option or stock award that cease to be subject to such option or stock award (other than by reason of exercise or payment of the option or stock award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of options or stock awards under the Plan.

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Section 4.  Eligibility

     An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any related corporation. A stock award or nonqualified stock option may be granted to any employee, director, officer, agent, consultant, advisor or independent contractor of the Company or any related corporation, whether an individual or an entity.

Section 5.  Terms and Conditions of Options

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue options as incentive stock options or as nonqualified stock options, which shall be appropriately designated. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

     5.1   Number of Shares and Price

     The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "Exercise Price") shall be as established by the Plan Administrator; provided that the maximum number of shares with respect to which an option or options may be granted to any eligible person hereunder (the "Holder") in any one fiscal year of the Company shall not exceed 300,000 shares, except that the Company may make one-time grants of options for up to 750,000 shares per individual to newly hired individuals (the "Maximum Annual Option Grants"); and provided, further, that the Plan Administrator shall act in good faith to establish the Exercise Price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options; and provided, further, that, with respect to incentive stock options granted to greater than 10% shareholders, the exercise price shall be as required by subsection 6.1.

     5.2   Term and Maturity

     The term of each option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Company or related corporation shall achieve the purpose and receive the benefits contemplated in this Plan, any option granted to any Holder on or after October 29, 1997 shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator, be exercisable

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according to the following schedule:


Period of Holder's Continuous Relationship
With the Company or Related Corporation           Portion of Total Option That Is
From the Date the Option Is Granted               Exercisable
------------------------------------------        -------------------------------
After one year                                    25%
Each month thereafter                             an additional 2.0833%
After four years                                  100%

and any option granted to any Holder prior to October 29, 1997 shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator, be exercisable according to the following schedule:

Period of Holder's Continuous Relationship
With the Company or Related Corporation            Portion of Total Option That Is
From the Date the Option Is Granted                Exercisable
------------------------------------------         --------------------------------
After one year                                                           16-2/3%
After two years                                                              50%
After three years                                                           100%

     5.3   Exercise

     Subject to the vesting schedule described in subsection 5.2, each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of option rights hereunder and that only whole shares will be issued pursuant to the exercise of any option. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the Exercise Price.

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     5.4   Payment of Exercise Price

     Payment of the option Exercise Price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

     The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. Unless the Plan Administrator in its sole discretion determines otherwise, either at the time the option is granted or at any time before it is exercised, and to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by a combination of cash and/or check (if any) and one or more of the following alternative forms:

          (a) tendering (either actually or by attestation) shares of stock of the Company held by a Holder having a fair market value equal to the Exercise Price, such fair market value to be determined in good faith by the Plan Administrator; provided, however, that, with respect to options granted after July 11, 1997, payment in stock held by a Holder shall not be made unless the stock shall have been owned by the Holder for a period of at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial accounting purposes);

          (b) delivery of a full-recourse promissory note executed by the Holder; provided that (i) such note delivered in connection with an incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes, and
(ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock option is granted or at any time prior to exercise of a nonqualified stock option, and (iii) the Plan Administrator may require that the Holder pledge the Holder's shares to the Company for the purpose of securing the payment of such note and may require that the certificate representing such shares be held in escrow in order to perfect the Company's security interest, and (iv) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Holder; or

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          (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

     5.5   Termination of Relationship

     The Plan Administrator shall determine the terms and conditions under which an option may be exercised following termination of a Holder's relationship with the Company or any related corporation.

     As used herein, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     5.6   Limitation on Value for Incentive Stock Options

     As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value of the stock (determined at the time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Holder during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Holder or any legatee, personal representative or distributee of a Holder or issues regulations changing or eliminating such annual limit.

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Section 6.  Greater Than 10% Shareholders

     6.1   Exercise Price and Term of Incentive Stock Options

     If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

     6.2   Attribution Rule

     For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

Section 7.     Stock Awards

     7.1   Grant of Stock Awards

     The Plan Administrator is authorized to make awards of Common Stock ("stock awards") on such terms and conditions and subject to such restrictions, if any (which may be based on, among other things, continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the stock award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to stock awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of stock awards shall occur by reason of termination of the Holder's services.

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     7.2   Issuance of Shares

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a stock award, or upon the Holder's release from any terms, conditions and restrictions of a stock award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

     7.3   Waiver of Restrictions

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any restricted stock award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

Section 8.  Transferability

     Options and unvested stock awards granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. During a Holder's lifetime, any options or unvested stock awards granted under this Plan are personal to him or her and are exercisable solely by such Holder or a permitted assignee or transferee of such Holder (as provided below). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option or unvested stock award under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, to the extent permitted by Section 422 of the Code, the Plan Administrator may permit a Holder to (a) during the Holder's lifetime, designate a person who may exercise the option or receive the unvested stock award after the Holder's death by giving written notice of such designation to the Plan Administrator (such designation may be changed from time to time by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation) or (b) transfer the option or unvested stock award and the rights and privileges conferred hereby; provided, however, that any option or unvested stock award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the option or unvested stock award.

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Section 9.  Adjustments Upon Changes in Capitalization

     The aggregate number and class of shares for which options or stock awards may be granted under this Plan, the Maximum Annual Option Grants set forth in subsection 5.1, the number and class of shares covered by each outstanding option or stock award and the exercise price per share of any option (but not the total price) shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

     9.1   Effect of Liquidation or Reorganization

           9.1.1  Cash, Stock or Other Property for Stock

     Except as provided in subsection 9.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any outstanding option granted hereunder shall terminate, but the Holder shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied. 9.1.2 Conversion of Options on Stock for Stock Exchange

     If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange

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Stock but instead shall terminate in accordance with the provisions of subsection 9.1.1; provided, however, that all options granted hereunder shall be converted automatically into Exchange Stock in (a) a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger, (b) a mere reincorporation, or (c) the creation of a holding company. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted options shall retain the vesting requirements applicable to the options granted hereunder, unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine otherwise.

     9.2   Fractional Shares

     In the event of any adjustment in the number of shares covered by any option or stock award, any fractional shares resulting from such adjustment shall be disregarded and each such option or stock award shall cover only the number of full shares resulting from such adjustment.

     9.3   Determination of Board to Be Final

     All Section 9 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless a Holder agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

Section 10.  Withholding Tax Requirement

     The Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require a Holder receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Holder an amount equal to such taxes. The Company may also retain

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and withhold or the Holder may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.

Section 11.  Securities Regulation

     Shares shall not be issued with respect to an option or stock award granted under this Plan unless the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder.

Section 12.  Termination of Relationship

     Nothing in this Plan or in any option or stock award granted pursuant to this Plan shall confer upon any Holder any right to continue in the employ or other relationship of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

Section 13.  No Rights as a Shareholder

     Neither the Holder nor any party to which the Holder's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

Section 14.  Amendment and Termination

     14.1  Board Action

     The Board may amend, suspend or terminate this Plan at any time, provided that no such amendment shall be made without the approval of the Company's shareholders if such approval is required to comply (a) with respect to incentive stock

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options, Section 422 of the Code or any successor provision or (b) any other law or regulation.

     14.2  Term of this Plan

     Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or
(b) the date on which this Plan is approved by the shareholders of the Company. No option or stock award may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Holder, alter or impair any rights or obligations under any option or stock award theretofore granted under this Plan.

Section 15.  Effectiveness of This Plan

     The original plan first became effective upon adoption by the Board because it was approved by a majority of stock represented by shareholders voting either in person or by proxy at a duly held shareholders' meeting within 12 months after the adoption of the original plan.

      Original plan adopted by the Board of Directors on June 16, 1993 and approved by the shareholders on September 15, 1993. Further amended and restated by the Board on July 11, 1997 and approved by the shareholders on September 4, 1997, and amended again by the Board on October 29, 1997. Amended and restated by the Board on December 7, 1998.

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